UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)           August 14, 2018

EBIX, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-15946	77-0021975
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

1 Ebix Way, Johns Creek, Georgia	30097
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code     (678) 281-2020

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company      ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.

(a)    The Company’s annual meeting of shareholders was held on August 14, 2018 at the Embassy Suites Alpharetta, 5955 North Point Parkway, Alpharetta, Georgia 30022. As of the record date, July 11, 2018, there were a total of 31,583,173 shares of Common Stock outstanding and entitled to vote at the annual meeting. At the annual meeting, 30,352,604 shares of Common Stock were represented in person or by proxy; therefore, a quorum was present.

(b)    Set forth below are the matters acted upon by the Company’s shareholders at the annual meeting and the final voting results on each such matter.

(1)
The nominees named below were elected to serve as a member of the Board of Directors of the Company for a one-year term until the 2019 annual meeting of shareholders and until their respective successors are duly elected and qualified, and the voting results were as follows:

Nominee	Votes For	Withheld	Broker Non-Votes
Hans U. Benz	21,151,424	6,073,261	3,127,919
Pavan Bhalla	26,930,618	294,067	3,127,919
Neil D. Eckert	20,709,433	6,515,252	3,127,919
Rolf Herter	22,039,206	5,185,479	3,127,919
Hans Ueli Keller	19,386,195	7,838,490	3,127,919
George W. Hebard III	19,675,327	7,549,358	3,127,919
Robin Raina	26,898,096	326,589	3,127,919
Joseph R. Wright, Jr.	18,535,620	8,689,065	3,127,919

(2)The selection of Cherry Bekaert LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2018 was ratified, and the voting results were as follows:

Votes For	Votes Against	Abstentions
29,953,752	393,322	5,530

(3)	The compensation paid to Ebix’s named executive officers was approved with the following voting results:

Votes For	Votes Against	Abstentions	Broker Non-Votes
17,808,150	9,172,602	243,933	3,127,919

There was no other items of business raised during the meeting and the meeting was duly adjourned.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 14, 2018

EBIX, INC.

	By:	/s/ Sean T. Donaghy
	Name:	Sean T. Donaghy
	Title:	Chief Financial Officer